EXHIBIT 1

JOINT FILING AGREEMENT

	The undersigned hereby agree that the Statement on Schedule 13G filed herewith, relating to the Common Stock, $0.001 par value, of Bonds.com Group, Inc., is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(c) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

	This Agreement may be executed in counterparts and each of such counterparts
	taken together shall constitute one and the same instrument.

Dated this 3rd day of July, 2013.

KAZAZIAN ASSET MANAGEMENT, LLC


By: /s/ Kirk Kazazian

KAZAZIAN CAPITAL MASTER FUND, LP


By: /s/ Kirk Kazazian


KAZAZIAN CAPITAL PARTNERS, LLC


By: /s/ Kirk Kazazian

KIRK KAZAZIAN


By: /s/ Kirk Kazazian